                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF OXFORD INDUSTRIES, INC.]


February 3, 2004


Oxford Industries, Inc.
222 Piedmont Avenue, NE
Atlanta, Georgia  30308

Ladies and Gentlemen:

         I am the General Counsel of Oxford Industries, Inc., a Georgia corporation (the "Company"), and have represented the Company as such in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the following shares (collectively, the "Shares") that may be sold by certain shareholders of the Company: (1) 776,400 shares (the "Issued Shares") of common stock, par value $1.00 per share (the "Common Stock"), of the Company outstanding as of the date hereof and (2) up to 1,940,994 shares (the "Earnout Shares") of Common Stock that may be issued to such selling shareholders in the future.

         In so acting, I have reviewed such matters of law and examined original, certified, conformed or photographic copies of such documents, records, agreements and certificates as I have deemed necessary as a basis for the opinion hereinafter expressed. In such review, I have assumed the genuineness of signatures on all documents submitted to me as originals and the conformity to original documents of all copies submitted to me as certified, conformed or photographic copies.

          For the purposes of the opinion set forth in clause (iii) below, I have assumed the following: (1) any Earnout Shares issued in accordance with the earnout agreement described in the Registration Statement will continue to be duly authorized on the dates of such issuances and (2) on the date on which any of the Earnout Shares are issued, such earnout agreement will continue to have been duly executed, issued and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

         This opinion is limited in all respects to the Georgia Business Corporation Code, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

                  (i) The Shares are duly authorized.

                  (ii) The Issued Shares are validly issued, fully paid and non-assessable.

                  (iii) When the Earnout Shares are issued in accordance with the earnout agreement described in the registration statement, such Earnout Shares will be validly issued, fully paid and non-assessable.

         This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in laws that occur, which could affect the opinions contained herein. This opinion may not be relied upon by any person or entity (other than the addressee hereof) for any purpose without my prior written consent.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of Common Stock" in the prospectus that is included in the Registration Statement.



                                                Very truly yours,


                                                /s/ Thomas C. Chubb III
                                                -----------------------------
                                                Thomas C. Chubb III
                                                Vice President, Secretary and
                                                General Counsel